CONTACT:	Michal D. Cann - President & CEO Rick A. Shields - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY REPORTS RECORD PROFITS FOR 5TH CONSECUTIVE QUARTER;

KEY PROFITABILITY RATIOS IMPROVE

OAK HARBOR, WA – October 19, 2005 – Washington Banking Company (Nasdaq: WBCO) today reported record net income for the third quarter and first nine months of 2005, resulting from a continued focus on building core deposits and loans while keeping operating expenses in check. For the quarter ended September 30, 2005, net income increased 44% to $2.7 million, or $0.35 per diluted share, compared to $1.9 million, or $0.25 per diluted share in the third quarter a year ago.

For the first nine months of 2005, net income grew 69% to $7.1 million, or $0.94 per diluted share, from $4.2 million, or $0.56 per diluted share in the same period last year. Results for the first nine months of 2004 were negatively impacted by ($0.05) per diluted share due to the operating loss and closing costs associated with Washington Funding Group (WFG), a wholesale mortgage funding subsidiary that was closed in mid-2004. All per share data has been adjusted to reflect the 4-for-3 stock split issued May 17, 2005.

“We have posted another record quarter by adding quality assets, increasing low-cost core deposits and using them as our primary funding source,” stated Michal Cann, President and CEO. “In addition to following this basic strategy, we continue to benefit from a healthy local economy. The residential and commercial real estate markets and construction continue to see significant activity, fueled by strong population growth and relatively low interest rates.”

FINANCIAL HIGHLIGHTS

Third quarter 2005 highlights, compared to a year ago, include:

  Profits increased 44% to a record $2.7 million.
  Return on average equity (ROE) improved to 19.66% from 15.85%.
  Return on average assets (ROA) improved to 1.49% from 1.15%.
  The efficiency ratio improved by nearly four percentage points to 58.30%.
  Net interest margin expanded by 12 basis points to 5.30%.
  Checking and savings deposits increased by 9%, while time deposits grew by just 7%.
  Nonperforming assets decreased to 0.46% of total assets from 0.70%.

“Commercial real estate lending has been a major part of our success, and construction remains strong regionally, reflecting the rapid growth along the I-5 corridor north of Seattle,” Cann said. “We had some unusually high payoffs during the third quarter, causing our loan growth to appear fairly moderate over the last three months, but we remain on pace for double-digit loan growth for 2005.”

At September 30, 2005, total loans were $614.3 million, up 11% from $552.1 million a year prior. Commercial real estate loans are the only component of the portfolio that increased as a percentage of total loans over the last year, growing to 34% of the portfolio, compared to 30% at the end of September 2004. Real estate construction, direct consumer and single-family mortgage loans all grew in dollars, but remained flat at 17%, 13%, and 7% of total loans, respectively. Commercial loans were basically flat in terms of outstanding balances, but decreased slightly to 13% of total loans, compared to 15% a year ago. Indirect loans originated through local auto dealers dropped to 15% of total loans at the end of the third quarter, down from 18% a year ago, reflecting the strategy to sell a portion of production each quarter.

“In a continuing effort to manage interest rate risk, we have built a portfolio consisting of roughly 60% adjustable- and 40% fixed-rate loans,” stated Rick Shields, Senior Vice President and Chief Financial Officer. “The bulk of our fixed-rate loans have an average remaining life of less than four years. Additionally, growing our checking and savings deposit base is also a key component of our strategy, so we ask our commercial borrowers for their deposit relationship as well. Over the last year we have grown our checking account balances by 12%, or $27.7 million, while time deposits have increased by just 7%, or $14.7 million.” At the end of the third quarter of 2005, total deposits had grown by 8% to $637.3 million, compared to $589.0 million at the end of September last year.

“Our net interest margin improved from a year ago for both the third quarter and nine-month periods,” Shields said. “In addition to the changes in our deposit mix, we have also benefited from a rising interest rate environment. However, the margin is basically flat from the second quarter and we may see some erosion in the margin, particularly if the competition for deposits continues to intensify. So far, we have taken a measured approach to adjusting the yields on our interest-bearing accounts, but we do anticipate some increases in our funding costs as we continue to expand our deposit base.”

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On a fully tax-equivalent basis, the net interest margin improved to 5.30% in the third quarter of 2005, compared to 5.18% a year earlier. Year-to-date, the net interest margin expanded to 5.28%, compared to 5.13% in the first nine months of 2004.

“We showed solid improvements in ROE, ROA and efficiency ratio for both the quarter and nine-month periods,” Cann said. “The ROE and ROA are currently near or above our previously stated long-term targets, and we made a sizable improvement in our efficiency ratio.”

ROE improved to 19.66% in the third quarter of 2005, compared to 15.85% a year earlier. For the nine-month period ended September 30, ROE grew to 18.22% in 2005, from 12.31% in the previous year. ROA increased to 1.49% in the third quarter, compared to 1.15% a year ago, and to 1.38% year-to-date, versus 0.91% in the first nine months of 2004. The efficiency ratio improved to 58.30% in the third quarter, compared to 61.93% a year ago, and to 60.29% year-to-date, versus 64.87% in the first nine months of last year.

“Our commitment to relationship banking and truly understanding our customers’ banking needs has helped us maintain solid credit quality,” Cann said. “Nonperforming assets have been reduced significantly from one year ago and net charge-offs are down on a year-to-date basis, although somewhat higher on a quarter-to-quarter comparison.” At September 30, 2005, nonperforming assets had decreased to $3.3 million, or 0.46% of total assets, from $4.7 million, or 0.70% of total assets at the end of the third quarter last year. Net charge-offs were $511,000 in the third quarter, compared to $145,000 a year ago. Year-to-date 2005, net charge-offs declined to $810,000, from $935,000 in the first nine months of last year. The provision for loan losses was $550,000 in the third quarter of 2005, bringing the allowance for loan losses to $8.6 million, or 1.40% of total loans, compared to $7.5 million or 1.36% of total loans a year ago.

In the third quarter of 2005, interest income increased by $1.9 million, while interest expense grew by $727,000 over the same period last year, reflecting asset and liability management, the rising interest rate environment and the larger loan and deposit bases. As a result, net interest income increased 16% to $8.8 million in the most recent quarter, compared to $7.6 million in the third quarter last year. For the first nine months of 2005, Washington Banking’s net interest income grew 14% to $24.9 million, compared to $21.8 million in the first three quarters of last year. Noninterest income was up 19% to $2.0 million for the third quarter of 2005, from $1.7 million a year earlier, with increased nondeposit-investment commissions more than offsetting a decreased gain on sale of loans. For the nine-month period ended September 30, noninterest income grew 16% to $5.5 million, from $4.8 million in the same period last year, with gains from annuity and investment sales, Bank Owned Life Insurance, and SBA premiums offsetting a sizable decrease in gains on loan sales.

“Noninterest expense grew to a lesser extent on a sequential-quarter basis, but on a year-over-year basis the 9% increase reflects the employee commissions associated with the sales of nondeposit investments and some write downs on other real estate owned,” Cann said. “In addition, we had roughly $50,000 in Sarbanes-Oxley Section 404 costs in the third quarter, and I anticipate a similar expense in the fourth quarter.” Third quarter 2005 noninterest expense was $6.3 million, compared to $5.8 million last year. For the nine-month period, noninterest expense increased 6% to $18.5 million, compared to $17.4 million in the same period a year ago.

EARNINGS CONFERENCE CALL AND WEBCAST

Management will host a conference call today, October 19, at 11:00 am PDT (2:00 pm EDT) to discuss results for the third quarter. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2143, or to listen to the call live from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for three weeks at (303) 590-3000, using access code 11040083#.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.

www.wibank.com

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CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Three Months Ended		Nine Months Ended
($ in thousands, except per share data)	September 30,		September 30,
	2005	2004	2005	2004

Interest Income
Loans	$11,386	$9,630	$32,423	$27,494
Taxable Investment Securities	91	77	259	264
Tax Exempt Securities	78	92	237	394
Other	233	62	299	155

Total Interest Income	11,788	9,861	33,218	28,307
Interest Expense
Deposits	2,600	1,954	7,066	5,603
Other Borrowings	97	93	443	340
Junior Subordinated Debentures	278	201	775	565

Total Interest Expense	2,975	2,248	8,284	6,508
Net Interest Income	8,813	7,613	24,934	21,799
Provision for Loan Losses	550	725	1,500	2,325

Net Interest Income after Provision for Loan Losses	8,263	6,888	23,434	19,474
Noninterest Income
Service Charges and Fees	836	740	2,306	2,257
(Loss) Gain on Sale of Securities	—	—	(50)	144
Income from the Sale of Loans	280	334	664	1,012
Other Income	875	598	2,614	1,356

Total Noninterest Income	1,991	1,672	5,534	4,769
Noninterest Expense
Compensation and Employee Benefits	3,786	3,418	11,019	10,324
Occupancy and Equipment	881	783	2,533	2,460
Office Supplies and Printing	147	161	503	477
Data Processing	138	131	394	373
Consulting and Professional Fees	152	280	397	583
Other	1,232	1,016	3,636	3,183

Total Noninterest Expense	6,336	5,789	18,482	17,400
Income Before Income Taxes	3,918	2,771	10,486	6,843
Provision for Income Taxes	1,239	915	3,415	2,277

Income from Continuing Operations	2,679	1,856	7,071	4,566
Loss from Discontinued Operations, Net of Tax	—	—	—	(370)

Net Income	$2,679	$1,856	$7,071	$4,196

Earnings per Common Share (1)
Basic
Continuing Operations	$0.37	$0.26	$0.97	$0.64
Discontinued Operations	—	—	—	(0.05)

Net Income	$0.37	$0.26	$0.97	$0.59

Diluted
Continuing Operations	$0.35	$0.25	$0.94	$0.61
Discontinued Operations	—	—	—	(0.05)

Net Income	$0.35	$0.25	$0.94	$0.56

Average Number of Common Shares Outstanding (1)	7,291,568	7,214,111	7,268,935	7,204,189
Fully Diluted Average Common and Common Equivalent Shares Outstanding (1)	7,561,943	7,470,423	7,531,839	7,469,143

(1) Prior periods re-stated for 4-for-3 stock split distributed on May 17, 2005.

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CONSOLIDATED BALANCE SHEETS (unaudited)
($in thousands except per share data)	September 30,	December 31,	September 30,
	2005	2004	2004

Assets
Cash and Due from Banks	$22,442	$16,814	$20,047
Interest-Bearing Deposits with Banks	945	1,119	719
Fed Funds Sold	27,915	—	31,950

Total Cash and Cash Equivalents	51,302	17,933	52,716
Investment Securities Available for Sale	18,887	19,304	19,069
FHLB Stock	1,984	1,976	2,160
Loans Held for Sale	5,085	8,311	5,596
Loans Receivable	614,280	579,980	552,128
Less: Allowance for Loan Losses	(8,593)	(7,903)	(7,506)

Loans, Net	605,687	572,077	544,622
Premises and Equipment, Net	20,641	20,375	20,636
Bank Owned Life Insurance	10,472	10,217	10,113
Other Real Estate Owned	622	1,222	1,458
Other Assets	7,456	6,309	6,660

Total Assets	$722,136	$657,724	$663,030

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$105,960	$77,820	$83,393
NOW Accounts	148,751	127,385	143,592
Money Market	95,599	91,872	96,509
Savings	57,838	55,742	50,953
Time Deposits	229,177	210,182	214,513

Total Deposits	637,325	563,001	588,960
FHLB Overnight Borrowings	—	22,000	—
Other Borrowed Funds	10,000	5,000	7,500
Junior Subordinated Debentures	15,007	15,007	15,007
Other Liabilities	4,072	3,125	3,682

Total Liabilities	666,404	608,133	615,149
Shareholders' Equity:
Preferred Stock (no par value)
Authorized 20,000 Shares:
None Outstanding	—	—	—

Common Stock (no par value)
Authorized 11,822,706 Shares:
Issued and Outstanding 7,332,940 at 9/30/05,
7,239,052 at 12/31/04 and 7,217,548 at 9/30/04 (1)	32,339	31,516	31,308
Retained Earnings	23,796	17,928	16,341
Deferred Compensation	(416)	—	—
Unrealized Gain on Securities Available for Sale, Net of Tax	13	147	232

Total Shareholders' Equity	55,732	49,591	47,881

Total Liabilities and Shareholders' Equity	$722,136	$657,724	$663,030

(1) Prior periods re-stated for the 4-for-3 stock split distributed on 5/17/05.

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ASSET QUALITY (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2005	2004	2005	2004

Allowance for Loan Losses Activity:
Balance at Beginning of Period	$8,554	$6,926	$7,903	$6,116
Indirect Loans:
Charge-offs	(329)	(196)	(764)	(894)
Recoveries	46	56	248	219

Indirect Net Charge-offs	(283)	(140)	(516)	(675)

Other Loans:
Charge-offs	(304)	(107)	(657)	(572)
Recoveries	76	102	363	312

Other Net charge-offs	(228)	(5)	(294)	(260)

Total Net Charge-offs	(511)	(145)	(810)	(935)
Provision for Loan Losses	550	725	1,500	2,325

Balance at End of Period	$8,593	$7,506	$8,593	$7,506

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.20%	0.54%	0.72%	0.86%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.18%	0.00%	0.08%	0.08%
Net Charge-Offs to Average Total Loans(1)	0.33%	0.10%	0.18%	0.23%

	September 30, 2005	December 31, 2004	September 30, 2004

Nonperforming Assets
Nonperforming Loans (2)	$2,692	$2,812	$3,197
Other Real Estate Owned	622	1,222	1,458

Total Nonperforming Assets	$3,314	$4,034	$4,655

Nonperforming Loans to Loans (1)	0.44%	0.48%	0.58%
Nonperforming Assets to Assets	0.46%	0.61%	0.70%
Allowance for Loan Losses to Nonperforming Loans	319.21%	281.05%	234.78%
Allowance for Loan Losses to Nonperforming Assets	259.29%	195.91%	161.25%
Allowance for Loan Losses to Loans (1)	1.40%	1.36%	1.36%

Loan Composition

Commercial	$81,646	$80,927	$81,703
Real Estate Mortgages
One-to-Four Family Residential (1)	43,571	46,242	40,485
Commercial	210,549	173,280	163,735
Real Estate Construction	105,374	105,940	94,137
Consumer
Indirect (1)	92,469	97,856	97,997
Direct	80,706	75,360	73,743
Deferred Fees	(35)	375	328

Total Loans	$614,280	$579,980	$552,128

(1) Excludes Loans Held for Sale.
(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

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FINANCIAL STATISTICS (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2005	2004	2005	2004

Revenues (1)	$10,868	$9,348	$30,653	$26,823

Averages
Total Assets	$715,350	$640,482	$687,151	$618,754
Loans and Loans Held for Sale	$618,042	$557,911	$604,471	$539,745
Interest Earning Assets	$664,856	$589,254	$636,504	$574,703
Deposits	$631,080	$565,724	$598,856	$542,444
Shareholders' Equity	$54,057	$46,597	$51,887	$45,526

Financial Ratios
Return on Average Assets, Annualized	1.49%	1.15%	1.38%	0.91%
Return on Average Equity, Annualized	19.66%	15.85%	18.22%	12.31%
Average Equity to Average Assets	7.56%	7.28%	7.55%	7.36%
Efficiency Ratio (2) (3)	58.30%	61.93%	60.29%	64.87%
Yield on Earning Assets (3)	7.07%	6.70%	7.02%	6.64%
Cost of Interest Bearing Liabilities	2.14%	1.75%	2.06%	1.77%
Net Interest Spread	4.93%	4.95%	4.96%	4.87%
Net Interest Margin (3)	5.30%	5.18%	5.28%	5.13%

		September 30, 2005	December 31, 2004	September 30, 2004

Period End Book Value Per Share (4)		$7.60	$6.85	$6.63

(1) Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.
(2) Efficiency ratio is noninterest expense divided by the sum of fully tax-equivalent net interest income and noninterest income.
(3) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
(4) Prior periods adjusted for the 4-for-3 stock split distributed on May 17, 2005.

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, maintenance of the net interest margin, credit quality and loan losses, the efficiency ratio and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the Company’s expansion efforts. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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NOTE: Transmitted on Business Wire at 3:30 a.m. PDT, October 19, 2005.